Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-236170) of Black Diamond Therapeutics, Inc. of our report dated March 24, 2020 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 24, 2020